UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 31, 2012

American Natural Energy Corporation
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

0-18596	73-1605215
(Commission File Number)	(IRS Employer Identification No.)

6100 South Yale – Suite 2010, Tulsa, Oklahoma	74136
(Address of Principal Executive Offices)	(Zip Code)

(918) 481-1440
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02. Unregistered Sales of Equity Securities

On July 31, 2012, American Natural Energy Corporation sold an aggregate of 7,000,000 shares of its common stock to four accredited investors at a price of US$0.06 per share for total proceeds of US$420,000. There were no discounts or commissions paid.

The shares of common stock are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and were issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities laws which exempt transactions by an issuer not involving any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Natural Energy Corporation

Dated: August 6, 2012	By:	/s/ Michael K. Paulk
Michael K. Paulk
President